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                                      NOTE



$6,000,000                                                   Fort Washington, PA
                                                                October 27, 2000



     FOR VALUE RECEIVED, CREATIVE MARKETING STRATEGIES, INC., a New Jersey corporation, with an address of 15 East Centre Street, Woodbury, New Jersey 08096 ("Maker") unconditionally promises to pay to the order of NCO TELESERVICES, INC., a Pennsylvania corporation or its permitted assignee with an address at 515 Pennsylvania Avenue, Fort Washington, Pennsylvania 19034 ("Payee"), the principal sum of SIX MILLION DOLLARS ($6,000,000) (hereinafter referred to as the "Loan" or the "Loan Amount"), lawful money of the United States of America, together with interest from the date hereof on the outstanding principal balance of the Loan at the rate set forth herein pursuant to the terms of that certain Asset Purchase Agreement, dated October 27, 2000, and effective as of the close of business on September 29, 2000, by and between Maker and Payee (the "Agreement") (any capitalized terms used herein, but not defined herein, shall have the meaning assigned to them in the Agreement), and on the terms set forth herein as follows:

                             INTEREST AND REPAYMENT

         1. Interest and Repayment.

                  (a) Interest shall accrue on the outstanding principal balance of the Loan at a fixed rate equal to nine percent (9%) per annum until such time as the Loan is repaid in full.

                  (b) All interest due hereunder shall be calculated for the actual number of days that the principal amount of the Loan is outstanding, based on a 360-day year. That is, interest shall be calculated on the basis of a fraction, the denominator of which is 360 and the numerator of which is the actual number of days that the principal amount of the Loan is outstanding. Interest shall accrue and shall be payable monthly, in arrears, on the first
(1st) day of each month, commencing December 1, 2000 until the entire outstanding principal balance of the Loan is paid in full.

         2. Principal Payments. Commencing on December 1, 2003 Maker shall, in addition to payment of interest monthly, make payments of principal hereunder in an amount equal to Twenty-five Thousand Dollars($25,000) each, on the first
(1st) day-of each month through the Maturity Date. The entire outstanding principal amount of the Loan, together with all interest and all other sums remaining due and payable hereunder, if not due and payable sooner, shall be due and payable in full on November 1, 2005 (the "Maturity Date").

         3. Prepayment. Maker shall have the right to prepay this Note, in whole or in part without premium or penalty, at any time. Any prepayment shall be



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applied against principal last failing due hereunder. No prepayment shall postpone or reduce the amount of monthly payments otherwise due hereunder.

         4. Subordination. All amounts owed by Maker to Payee hereunder shall be subordinated to any and all debt extended by any lending institution to Maker for the operation of Maker's business, (the "Senior Indebtedness"), including without limitation, the line of credit extended by Commerce Bank to Maker, with the total of all Senior Indebtedness to which this Loan is subordinated not to exceed $1,000,000. Notwithstanding any contrary provision contained in this Note, in the event of (a) any liquidation, dissolution or other winding-up of the Maker, or of any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceeding relative to the Maker or its property, or (b) an event of default occurring and continuing with respect to any Senior Indebtedness of the Maker, all Senior Indebtedness, including principal, interest, premium and penalty, shall be paid in full before any further payment (whether principal, interest or otherwise) shall be made with respect to this Note until $1,000,000 in aggregate principal amount of the Senior Indebtedness has been repaid pursuant to this sentence.

         5. Events of Default. Subject to the subordination provisions contained in Section 4 thereof, Maker will be in default (an "Event of Default") hereunder if any of the following happens: (a) Maker fails to make any payment due hereunder within ten (10) days of its due date; (b) Maker has breached any material term or condition of the Agreement and such breech is not cured within thirty (30) days after written notice thereof is provided by Payee to Maker; (c) The entry of decree or order for relief by a court having jurisdiction over Maker in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; (d) The commencement by Maker of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, or other similar law, the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, conservator, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or for the failure of Maker generally to pay its debts as such debts become due, or the ordering of the winding-up or liquidation of its affairs by Maker; (e) Maker shall merge its business with or into any other person or entity and Maker is not the surviving entity or Maker's executive officers are no longer a part of the management of the surviving entity; or (f) Maker shall sell all or substantially all of its assets outside the ordinary course of its business.

         6. Remedies: Default Rate: Late Charge. Upon the occurrence of an Event of Default hereunder, the entire principal indebtedness evidenced hereby, together with all arrearages of interest hereon and other sums due hereunder shall, at the option of Payee,

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become due and payable immediately, without presentation, demand or further action, notwithstanding anything to the contrary contained herein and interest shall accrue on the outstanding principal balance of the Loan (after such default and acceleration and until Maker's indebtedness to Payee is paid in full, including the period following entry of any judgment) at a rate which notwithstanding the rate of interest set forth at paragraph 1 of this Note, is four percent (4%) per annum in excess of the rate herein specified (the "Default Rate") and the payment of same may be enforced and recovered by the entry of judgment on this Note and the issuance of execution thereon. In addition thereto, and whether or not Payee has given notice of any default or event of default, Payee may collect a "late charge" of five (5%) percent per month of the amount of any payment required hereunder which is not made within ten (10) days after the date such payment is due. Maker will, upon demand, reimburse Payee for all expenses, including, without limitation, all reasonable attorney's fees and costs incurred by Payee in connection with the enforcement of this Note, including any costs incurred in connection with collecting and satisfying any judgment that may be recovered by the Payee.

         7. Remedies Cumulative. The remedies of Payee provided herein or otherwise available to Payee at law or in equity may be pursued separately, successively or together at the sole discretion of Payee, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

         8. Assignment. Payee shall, without the requirement of first obtaining Maker's consent, have the right to assign this Note to any person or entity affiliated with Payee. Otherwise, Payee shall not assign this Note to any other party without Maker's prior written consent, which consent shall not be unreasonably withheld.

         9. Miscellaneous.


                  (a) Maker waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note. Liability hereunder shall be unconditional and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee.

                  (b) The words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include the respective permitted successors and assigns of Payee and Maker.

                  (c) This Note shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania. Maker hereby consents service of process by certified mail, return receipt requested, to its address set forth herein or such other address as Maker may direct by notice to Payee.

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                  (d) Maker irrevocably as an independent covenant waives the right to jury trial in any action or proceeding between Maker and Payee.

                  (e) In all cases where there is more than one Maker, then all words used in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Maker named in this Note or when this Note is executed by more than one Maker, the word "Maker" shall mean all and any one or more of them. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note. If a court of competent jurisdiction finds any provision of this Note to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances, and all provisions of this Note in all other respects shall remain valid and enforceable.

                  (f) Payee shall not be deemed, by any act of omission or commission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver by Payee with respect to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy with respect to a subsequent event.

                  (g) So long as Maker's obligations hereunder remain outstanding, Maker shall furnish Payee with quarterly financial statements and within sixty (60) days following the end of its fiscal year, an audited financial statement.

         IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has executed this Note, under seal, the day and year first above written.


                                          CREATIVE MARKETING STRATEGIES, INC.


                                          By:
                                             ---------------------------------
                                                  David Du Coin, President
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